NEWMONT MINING CORPORATION

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POWER OF ATTORNEY

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The undersigned hereby constitutes and appoints Britt D. Banks,Sharon E.Thomas and Ardis Young, and each of them severally, as the undersigneds true and lawful attorney-in-fact, with full power of substitution and revocation for the undersigned, and in the undersigneds name and on behalf of the undersigned,

to (i) execute, acknowledge, deliver and file Forms 3, 4 and 5 (including amendments thereto) required to be filed pursuant to Section 16 of the

Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder,and do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority,and (ii)

execute, acknowledge, deliver and file Form 144 (including amendments thereto)

required to be filed pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder; and the undersigned hereby ratifies and confirms all that the said attorneys, or any of them, has done, shall do or cause to be done by virtue hereof.

The undersigned hereby acknowledges that said attorneys-in-fact,in serving in such capacity at the request of the undersigned, are not assuming, nor is

Newmont Mining Corporation assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended,

or Rule 144 under the Securities Act of 1933, as amended, or the rules and regulations thereunder.  The undersigned further agrees that said attorneys-in-fact may rely entirely on information furnished orally or in writing by the undersigned to any of said attorneys-in-fact.  The undersigned also agrees to indemnify and hold harmless Newmont Mining Corporation and said attorneys-in-fact against any losses, claims,damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to said attorneys-in-fact, or any of them, for purposes of executing,

acknowledging, delivering or filing any Form 3, 4 or 5 pursuant to Section 16 of the Securities Exchange Act of 1934, as amended,or Form 144 pursuant to Rule

144 under the Securities Act of 1933, as amended, or the rules and regulations thereunder, and agrees to reimburse Newmont Mining Corporation and said attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim,

damage, liability or action.

The undersigned agrees and represents to those dealing with said attorneys-in

-fact that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to any of said attorneys-in-fact,

delivered by registered mail or certified mail, return receipt requested.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 8th day of December 2004.

                                             /s/ Paul J. Dowd

                                             Paul J. Dowd